Exhibit 10.26

Proxy Agreement

THIS PROXY AGREEMENT (this “Agreement”) is entered into as of November 2006 by and among Tekhill Information Technologies (Shanghai) Inc. (“Tekhill”), a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC”),                          (the “Authorized Party”), a PRC citizen designated by Tekhill to carry out this Agreement,                          (“Shareholder A” ) and                          (“Shareholder B”).

Shareholder A and Shareholder B (collectively, the “Shareholders”) are each PRC citizens, with identification cards and permanent PRC residence information as set forth on Exhibit A attached hereto.

RECITALS

1.	Shareholder A and Shareholder B respectively hold 51% and 49% of the equity interest in Shanghai Newegg E-Business Co., Ltd., a limited liability company organized under the laws of the PRC (the “Domestic Co”).

2.	All of the equity interests of the Domestic Co, as may be increased from time to time, is owned entirely by the Shareholders (the “Equity Interest”).

3.	In connection with the establishment and funding of the Domestic Co, the Pledgors have incurred or may incur certain indebtedness from Newegg, Inc., a Delaware corporation (“Newegg Inc.”), or its subsidiaries or affiliates (the “Indebtedness”).

4.	Tekhill wishes to designate as the Authorized Party, and wishes to accept such designation.

5.	The Shareholders wish to authorize the Authorized Party, and the Authorized Party wishes to be authorized by the Shareholders, to exercise at every shareholders’ meeting of the Domestic Co, and at every adjournment or postponement thereof, and every action or approval by written consent or otherwise of the shareholders of the Domestic Co (collectively, a “Shareholder Vote”), for and on behalf of the Shareholders, all the voting rights that the Shareholders have in their capacity as shareholders of the Domestic Co.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, the Authorized Party, Tekhill and the Shareholders (each a “Party,” and collectively, the “Parties”) hereby agree as follows:

Article 1 Proxy

1.1	Tekhill hereby designates as the Authorized Party, and hereby accepts such designation for purposes of this Agreement. Tekhill shall have the right to replace the Authorized Party hereunder with a third party without the prior consent of the Shareholders or the Authorized Party, provided that Tekhill shall send written notice to the Shareholders after such replacement. Upon any such replacement, the new Authorized Party shall become the “Authorized Party” as such term is used in this Agreement.

1.2	Subject to the terms and conditions of this Agreement, the Shareholders hereby irrevocably authorize, during the proxy term hereunder, the Authorized Party to exercise at every Shareholder Vote of the Domestic Co, for and on behalf of the Shareholders, all the voting rights that the Shareholders have in their capacity as the shareholders of the Domestic Co under applicable laws and the articles of association of the Domestic Co (the “Voting Rights”). The Voting Rights shall include, but are not limited to, the following rights with respect to the Domestic Co:

1.2.1	to decide on any operational, policies and investment plans;

1.2.2	to elect and replace any director and to decide on the remuneration thereof;

1.2.3	to elect and replace any supervisor and to decide on the remuneration thereof;

1.2.4	to review and approve any report prepared by the board of directors;

1.2.5	to review and approve any report prepared by the board of supervisors;

1.2.6	to review and approve any annual financial budgets and final accounts;

1.2.7	to review and approve any profit distribution plans and loss make-up plans;

1.2.8	to resolve on any increase or decrease of registered capital;

1.2.9	to resolve on any issuance of corporate bonds;

1.2.10	to resolve on any transfer of the Equity Interest;

1.2.11	to resolve on any merger, division, change of form, termination and liquidation;

1.2.12	to resolve on any change of business scope;

1.2.13	to amend the articles of association;

1.2.14	to decide on any change regarding the content or nature of business operation;

1.2.15	to decide on any dividend and other distribution policies;

1.2.16	to decide on any loan borrowed from or any liability assumed against any third party;

1.2.17	to decide on any sale or exclusive license of any asset or right to any third party, including but not limited to, intellectual property rights;

1.2.18	to decide on any creation of any security interest on any company asset (either tangible or intangible), regardless of the purpose of such security;

1.2.19	to decide on any assignment to any third party of any agreement or contract;

1.2.20	to decide on any loan or the extension of any loan to any party; and

1.2.21	to decide on any other issue which may substantially affect any right, obligation, asset or business operation.

1.3	The Authorized Party agrees to be authorized by the Shareholders as set forth above in Section 1.2 and to exercise the aforesaid Voting Rights for and on behalf of the Shareholders according to the terms and conditions hereof.

1.4	The Shareholders hereby irrevocably authorize the Authorized Party to sign and/or stamp, for and on behalf of the Shareholders, all related legal documents pertinent to the exercise of any of their rights in their capacity as the shareholders of the Domestic Co.

Article 2 Exercise of Voting Rights

2.1	During the proxy term hereunder, any and all Voting Rights of the Shareholders in their capacity as the shareholders of the Domestic Co shall be exercised by and only by the Authorized Party for and on their behalf, and, without prior written consent of Tekhill, during the proxy term hereunder the Shareholders shall not make any decision, approve any plan or take any action which in each case might substantially affect any right, obligation, asset or business operation of the Domestic Co, nor shall the Shareholders exercise in any other way any of their Voting Rights in their capacity as the shareholders of the Domestic Co.

2.2	During the proxy term hereunder, should Tekhill request the Shareholders to issue a special written proxy to the Authorized Party or its designee for any specific matter, then the Shareholders must, regardless of whether such request is given prior to or after the occurrence of such matter, issue a written proxy according to the request of Tekhill prior to or after the matter, as applicable.

2.3	With respect to any matter approved by the Authorized Party by exercising the Voting Rights authorized hereunder, Tekhill may, as it deems necessary, request the Shareholders to sign the relevant resolution of the Shareholder Vote of the Domestic Co or any other similar written documents.

2.4	The Shareholders hereby acknowledge that, at Tekhill’s written request, the Authorized Party shall have the right to authorize any third party to exercise for and on its behalf any right authorized to the Authorized Party hereunder without the Shareholders’ consent, provided that Tekhill shall give the Shareholders prior notice thereof.

2.5	Tekhill shall, at any time it deems appropriate, report to the Shareholders the status regarding the Authorized Party’s exercise of the Voting Rights authorized hereunder. Upon termination hereof, Tekhill shall report to the Shareholders the result regarding the Authorized Party’s exercise of the Voting Rights authorized hereunder.

2.6	The Authorized Party shall have the right, at Tekhill’s written request, to transfer or assign any of the Voting Rights hereunder to a third party without the prior consent of the Shareholders, provided that Tekhill shall send written notice to the Shareholders after such transfer or assignment.

Article 3 Proxy Term

3.1	With respect to the Domestic Co, the proxy term under this Agreement shall commence from the effective date hereof and end upon: (i) the Completion Date (as defined below) of the transfer of the Equity Interest in its entirety to Newegg Inc., a Delaware corporation (“Newegg Inc”), Tekhill and/or their designee(s); or (ii) dissolution of the Domestic Co, whichever is earlier. The “Completion Date” of transfer of the Equity Interest in its entirety shall mean the Domestic Co shall have completed all formalities regarding change of registration of its shareholders with the competent industrial and commercial administration and that Newegg Inc., Tekhill and/or their designee(s) shall have become the legitimate holder(s) of all the Equity Interest.

3.2	The Parties may adjust the proxy term hereunder at any time, subject to the mutual agreement reached by all the Parties through negotiations; provided that, any such adjustment must be made expressly by written agreement among the Shareholders and Tekhill.

Article 4 Remuneration for Proxy

4.1	The Authorized Party hereby agrees that the Shareholders shall have no obligation to pay any remuneration to the Authorized Party for its exercise for and on behalf of the Shareholders of any right authorized hereunder.

Article 5 Representations and Warranties

5.1	Each Party hereby represents, undertakes and warrants to all the other Parties that:

5.1.1	it has the proper qualification and power to enter into this Agreement;

5.1.2	it has the capacity to perform its obligations hereunder; and

5.1.3	its performance of any of its obligations hereunder will not constitute a material breach or violation of any limitation imposed under any material legal document by which it is bound.

5.2	The Authorized Party further represents, undertakes and warrants that it shall act with reasonable care, prudence and diligence, and as required under applicable law and according to the articles of association of the Domestic Co.

5.3	Upon the execution hereof, this Agreement shall constitute the legally valid obligation of, and shall be enforceable according to its terms and conditions against, each Party.

Article 6 Liability for Breach of Contract

6.1	In the event of any breach of this Agreement, the other Party/Parties (the “Non-breaching Party”) may request by written notice to such Party/Parties (the “Breaching Party”) that the Breaching Party (i) correct its breach or failure, and (ii) take adequate, effective and timely measures to eliminate the consequences of such breach or failure.

6.2	Upon the occurrence of breach, if such breach, at the Non-breaching Party’s reasonable and objective discretion, has caused the Non-breaching Party’s performance of any of its obligations hereunder to be unfeasible, then the Non-breaching Party may notify the Breaching Party in writing that the Non-breaching Party will suspend its performance of its obligations hereunder on a temporary basis until and unless the Breaching Party shall have ceased its breach and taken effective measures in a timely manner to eliminate the consequences of such breach and shall have compensated the Non-breaching Party for the loss suffered thereby due to such breach.

6.3	The loss suffered from the Breaching Party’s breach and recoverable from the Breaching Party by the Non-breaching Party shall include compensation for all direct economic loss of the Non-breaching Party, any expected indirect loss suffered and other additional expenses incurred in connection with such breach.

Article 7 Force Majeure

7.1	A “force majeure event” shall refer to any event beyond the reasonable control of the Parties which is unforeseeable or, if foreseeable, unavoidable and which has prevented, affected or delayed any Party’s performance of all or any part of its obligations hereunder, including without limitation, government actions or inactions, acts of God, strikes or labor disputes, war, hacker attack or any other similar event.

7.2	The Party affected by a force rnajeure event may suspend on a temporary basis its performance of its obligation(s) without incurring any liability to the other Parties due to such force majeure event, until the effect of such force majeure event has been eliminated; provided that, such Party shall exert its best efforts to minimize the adverse effect of such force majeure event.

7.3	The Party claiming suspension of performance by reason of force majeure event (the “Claiming Party”) shall have the obligation to provide as soon as possible to the other Party or Parties to whom the affected performance should have been rendered (the “Affected Party”) written notice of such force majeure event. Should the Claiming Party fail to provide the said notice, the Affected Party may claim against it for the liability for breach of contract as set forth herein, and the Claiming Party agrees and acknowledges that it shall have the burden to prove the occurrence and ongoing obstacle to performance of the claimed force majeure event.

Article 8 Effectiveness and Termination

8.1	This Agreement shall come into force and effect upon being executed by all the Parties and shall expire upon the termination of all proxy terms hereunder.

8.2	Should any of the Shareholders transfer its portion of the Equity Interest in whole to Newegg Inc., Tekhill and/or their designee(s) prior to the expiry of the term hereof, such Shareholder shall be released from any provision hereof from and after the Completion Date.

8.3	Each of the Shareholders hereby irrevocably and permanently waives its right to terminate this Agreement, unless (i) the subject matter of the Agreement and the purpose hereof have become illegal or impractical under applicable law, (ii) so required under applicable laws and court orders, or (iii) by mutual agreement of Tekhill and the Shareholders.

8.4	Any termination hereof shall not affect any right or obligation granted to or assumed by any Party according to the terms hereof prior to the date of such termination.

Article 9 Applicable Law

9.1	The execution, validity, performance and interpretation of this Agreement shall be governed by PRC law.

Article 10 Settlement of Disputes

10.1	If any dispute arises out of the interpretation and performance of this Agreement, the Parties shall first attempt to settle such dispute through friendly negotiations.

10.2	Should such dispute fail to be settled through negotiations, each Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in Shanghai according to its then applicable arbitration rules. The arbitration award shall be final and binding upon all the Parties.

10.3	In case of any dispute arising out of the interpretation and performance hereof or if any such dispute is under arbitration, each Party shall exercise its other rights and perform its other obligations under this Agreement other than those in question.

Article 11 Miscellaneous

11.1	Tekhill shall have the right to assign this Agreement to any third party of its choosing without the prior consent of the Shareholders; provided, however, that Tekhill shall send a written notice to the Shareholders after such assignment. The Shareholders shall have the right to assign this Agreement only with the prior written consent of Tekhill.

11.2	Failure by any Party to timely exercise any of its right hereunder shall not be deemed as waiver of such right, nor shall such failure affect in any way such Party’s future exercise of such right.

11.3	If all or any part of any provision hereof is held invalid or unenforceable for any reason, all other provisions hereof shall remain valid and binding. Should any of the Parties breach any provisions of this Agreement, such breach shall not affect the rights and obligations of other Parties to this Agreement and any other relevant agreements as well as the performance and the enforcement of this Agreement and such other agreements.

11.4	This Agreement shall inure to and be binding upon the Parties and their respective successors and assigns.

11.5	This Agreement shall supersede any previous or concurrent agreement, understanding or communication among the Parties with respect to the same, either in oral or writing. Except as expressly set forth herein and in the agreements referenced herein, none of the Parties has made any other express or implied obligation or undertaking.

11.6	This Agreement may be amended or supplemented by a written agreement among all the Parties. Any amendment or supplement (if any) to this Agreement shall, upon being signed by all the Parties, constitute an integral part hereof and be equally authentic with this Agreement.

11.7	This Agreement is made in four originals, of which each Party shall hold one. All originals hereof shall be equally authentic.

11.8	This Agreement has been negotiated and drafted in the English language. If reference to a foreign language translation is required, any ambiguity in the text of the foreign language translation or any disagreement concerning the foreign language translation shall be resolved by reference to the English text.

11.9	Each of the Parties agrees not to discuss, disclose or otherwise transmit this Agreement, including without limitation the identity and personal information of the other Party, to anyone other than (i) to (as applicable) its affiliates, officers, shareholders, members, counsel and advisors, (ii) as required by any law, regulation, court order, or the like, or in connection with any filing with any governmental authority, and (iii) to comply with its obligations contained in this Agreement.

11.10	Each party has been informed of his/her/its right to consult independent legal counsel concerning this Agreement, and each party hereby acknowledges that he/she/it has had the opportunity to do so.

11.11	This Agreement shall be construed as if drafted jointly by the parties hereto. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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EXHIBIT A

SHAREHOLDER NAME	ADDRESS	IDENTIFICATION CARD NUMBER